ELECTRONICALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20,
1994

                                                  REGISTRATION NO. 33-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          INFORMATION RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                              36-2947987
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           150 NORTH CLINTON STREET
                               CHICAGO, ILLINOIS                        60661
                   (Address of principal executive offices)           (Zip Code)

                          INFORMATION RESOURCES, INC.
                       1992 EXECUTIVE STOCK OPTION PLAN
                           (Full title of the plan)

                       EDWARD S. BERGER, GENERAL COUNSEL
                          INFORMATION RESOURCES, INC.
                           150 NORTH CLINTON STREET
                            CHICAGO, ILLINOIS 60661
                    (Name and address of agent for service)

                                (312) 726-1221
         (Telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES PURSUANT TO THE PLAN: Sales are expected to occur from time to time after the effective date of the Registration Statement.


                        CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------

                                        PROPOSED        PROPOSED
 TITLE OF                                MAXIMUM         MAXIMUM
SECURITIES            AMOUNT            OFFERING        AGGREGATE      AMOUNT OF
  TO BE                TO BE              PRICE         OFFERING      REGISTRATION
REGISTERED         REGISTERED (1)     PER SHARE (2)     PRICE (2)         FEE

- ----------------------------------------------------------------------------------
Common Stock,
Par Value          500,000 shares     $14.75            $7,375,000   $2,544
$.01 Per Share

- ----------------------------------------------------------------------------------


     (1) Represents the number of shares of the Registrant's Common Stock, $.01 par value per share ("Common Stock"), subject to the Information Resources, Inc. 1992 Executive Stock Option Plan (the "Plan") which were not previously registered on an earlier registration statement. In addition to the 500,000 shares being registered hereby, 2,000,000 shares of the Registrant's Common Stock have been previously registered on registration statement No. 33-489291, which is incorporated in its entirety by reference in this Registration Statement along with any prospectus included therein. Such previously registered shares of Common Stock have been adjusted to reflect all stock splits of the Registrant's Common Stock to date. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of shares of the Registrant's Common Stock registered hereunder will be adjusted in the event of a stock split, stock dividend, or similar transaction.

     (2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) of the Securities Act, based upon the average of the bid and asked price of the Registrant's Common Stock on the NASDAQ National Market System on July 13, 1994.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Information Resources, Inc. (the "Company" or "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

     (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated December 22, 1983; and

     (d) the description of the Company's stock purchase rights contained in the Company's Registration Statement on Form 8-A dated March 15, 1989.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports or documents, as the case may be.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Incorporated by reference from S-8 Registration Statement No. 33-48291.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See "Index to Exhibits" on Page E-1 hereto immediately following the signature page.

ITEM 9.  UNDERTAKINGS.

     Incorporated by reference from S-8 Registration Statement No. 33-48291.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on April 28, 1994.

                                                   INFORMATION RESOURCES, INC.

                                                   By: /s/ Gian M. Fulgoni
                                                      -------------------------
                                                      Gian M. Fulgoni, Chairman

                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Gian M. Fulgoni, James G. Andress and Edward S. Berger, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as an officer and/or director of Information Resources, Inc.), to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 28, 1994.

     SIGNATURE                                          TITLE

/s/ Gian M. Fulgoni                           Director, Chairman of the
- -------------------                            Board and Office of the
Gian M. Fulgoni                                Chief Executive (principal
                                               executive officer)

     SIGNATURE                                   TITLE

/s/ James G. Andress                        Director, President, Office of the
- -----------------------------               Chief Executive and Chief Operating
James G. Andress                            Officer


/s/ Gerald J. Eskin                         Director and Vice Chairman
- -----------------------------
Gerald J. Eskin, Ph.D.


/s/ Thomas M. Walker                        Director, Executive Vice President
- -----------------------------               and Chief Financial and
Thomas M. Walker                            Administrative Officer (principal
                                            financial and accounting
                                            officer)


/s/ Jeffrey P. Stamen                       Director, Vice President and
- -----------------------------               President, IRI Software
Jeffrey P. Stamen


/s/ Edwin E. Epstein                        Director
- -----------------------------
Edwin E. Epstein


/s/ John D.C. Little                        Director
- -----------------------------
John D.C. Little, Ph.D.


/s/ Leonard M. Lodish                       Director
- -----------------------------
Leonard M. Lodish, Ph.D.


/s/ Edward E. Lucente                       Director
- -----------------------------
Edward E. Lucente

     SIGNATURE                                   TITLE


/s/ Edith W. Martin                         Director
- -----------------------------
Edith W. Martin, Ph.D.


- ----------------------------                Director
George G. Montgomery, Jr.


- -----------------------------               Director
Glen L. Urban, Ph.D.


/s/ Thomas W. Wilson, Jr.                   Director
- -----------------------------
Thomas W. Wilson, Jr.


                               INDEX TO EXHIBITS



EXHIBIT                          EXHIBIT                       SEQUENTIAL
NUMBER                           -------                       DOCUMENT FILING*
- -------                                                        ---------------

4(a)               Certificate of Incorporation of the
                   Company, as amended (Incorporated by
                   reference to Exhibit 3(a) of the
                   Company's Annual Report on Form 10-K
                   for the year ended December 31, 1988 and
                   Exhibits 3(c) and (e) of the Company's
                   Annual Report on Form 10-K for the year
                   ended December 31, 1989) ..............         IBRF

4(b)               By-Laws of the Company, as amended
                   (Incorporated by reference to Exhibit 3(b)
                   of the Company's Annual Report on Form
                   10-K for the year ended December 31,
                   1988 and Exhibit 3(d) of the Company's
                   Annual Report on Form 10-K for the year
                   ended December 31, 1989) ..............         IBRF

4(c)               Form of Rights Agreement, between the
                   Company and Harris Trust and Savings
                   Bank, as Rights Agents (Incorporated by
                   reference to Exhibit 4.1 to the Company's
                   8-A Registration Statement filed with the
                   Commission on March 15, 1989) .........         IBRF

5                  Opinion letter of Freeborn & Peters
                   regarding legality of shares (filed
                   herewith) .............................         EF

23(a)              Consent of Grant Thornton, Independent
                   Certified Public Accountants (filed
                   herewith) .............................         EF

23(b)              Consent of Freeborn & Peters (contained
                   in Opinion Letter filed herewith as Exhibit
                   5) ....................................         --

24                 Power of Attorney (included on signature
                   page) .................................         --


- -----------------------------------
* IBRF: incorporated by reference
   EF: electronically filed

                                      E-1